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                                                                    EXHIBIT 23.2

The Board of Directors
CKE Restaurants, Inc.:

We consent to the use of our report for Summit Family Restaurants Inc. and subsidiaries incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.

                                          /s/  KPMG PEAT MARWICK LLP

Salt Lake City, Utah
May 27, 1997